UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]    Preliminary Information Statement

[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

[X]    Definitive Information Statement

PRINCIPAL FUNDS, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box) :

[x]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set for the amount on which the filing fee is calculated and state how it was determined) :

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]    Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: ______________________________________

2)	Form, Schedule or Registration Statement No.: _____________________

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PRINCIPAL FUNDS, INC. - MULTI-MANAGER EQUITY LONG/SHORT FUND

IMPORTANT NOTICE REGARDING THE
INTERNET AVAILABILITY OF INFORMATION STATEMENT

May 24, 2017

As a shareholder of the Multi-Manager Equity Long/Short Fund (the "Fund"), a series of Principal Funds, Inc., you are receiving this notice regarding the internet availability of an information statement (the "Information Statement") relating to the appointment of an additional sub-advisor to manage a portion of the Fund's assets. This notice presents an overview of the Information Statement that is available to you on the internet or, upon request, by mail. We encourage you to access and review all of the information contained in the Information Statement. As described below, the Information Statement is for informational purposes only and, as a shareholder of the Fund, you do not need to take any action in connection with the changes.

The Information Statement details the appointment of a new sub-advisor. At a meeting of the Board of Directors (the "Board") held on March 14, 2017, the Board unanimously approved a sub-advisory agreement between Principal Global Investors, LLC (the "Advisor") and AQR Capital Management, LLC ("AQR") with respect to the Fund. On March 15, 2017, AQR signed an agreement to manage a portion of the Fund's assets.

The Fund has received an exemptive order (the "Manager of Managers Order") from the U.S. Securities and Exchange Commission that permits the Advisor, subject to certain conditions such as approval by the Board, to enter into a new sub-advisory agreement with a sub-advisor or to change the term of an existing sub-advisory agreement with a sub-advisor. Approval by the Fund's shareholders is not required, but the Manager of Managers Order requires that the Information Statement be made available to the Fund's shareholders.

By sending you this notice, the Fund is notifying you that it is making the Information Statement available to you via the internet in lieu of mailing you a paper copy. You may print and view the Information Statement on the Fund's website at http://pages.principalfunds.com/rs/131-UKS-131/images/information-statement-05-24-2017-pfi-multi-manager-equity.pdf. The Information Statement will be available on the website until at least September 15, 2017. You may request a paper copy of the Information Statement, free of charge, by contacting the Fund in writing at Principal Funds, P.O. Box 8024, Boston, MA 02266-8024, by calling 1-800-222-5852, or by visiting www.principalfunds.com.

Only one copy of this note will be delivered to shareholders of the Fund who reside at the same address, unless the Fund has received instructions to the contrary. If you would like to receive an additional copy, please write to the Principal Funds, P.O. Box 8024, Boston, MA 02266-8024 or call 1-800-222-5852. Shareholders wishing to receive separate copies of the Fund's notices in the future, and shareholders sharing an address who wish to receive a single copy if they currently are receiving multiple copies, should also contact the Fund.

If you want to receive a paper copy of the Information Statement, you must request one.
There is no charge to obtain a copy.

PRINCIPAL FUNDS, INC. – MULTI-MANAGER EQUITY LONG/SHORT FUND
INFORMATION STATEMENT
MAY 24, 2017
This Information Statement is provided in connection with the addition of a new sub-advisor to the Principal Funds, Inc. (“PFI”) Multi-Manager Equity Long/Short Fund (“the “Fund”). AQR Capital Management, LLC ("AQR" or the “Sub-Advisor”), entered into a Sub-Advisory Agreement with Principal Global Investors, LLC (the “Advisor”), the investment advisor to PFI, on March 15, 2017 and began providing investment advisory services to the Fund on May 1, 2017.
Under an order from the Securities and Exchange Commission (“SEC”), PFI and the Advisor may enter into and materially amend agreements with sub-advisors without obtaining shareholder approval. The order permits PFI and the Advisor to hire one or more sub-advisors, change sub-advisors and reallocate management fees between the Advisor and the sub-advisors, without obtaining shareholder approval.
The address of the Fund’s Advisor and transfer agent (Principal Shareholder Services, Inc.) is Des Moines, Iowa 50392. The address of the Fund’s principal underwriter (Principal Funds Distributor, Inc.) is 620 Coolidge Drive, Suite 300, Folsom, CA 95630.
The Fund will furnish, without charge, a copy of the annual report and the most recent semiannual report succeeding the annual report, if any, upon request. To request a report, call 1-800-222-5852 or write Principal Funds, P.O. Box 8024, Boston, MA 02266-8024.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY
BACKGROUND
On March 14, 2017, the Board of Directors of PFI (the "Board") unanimously approved the addition of AQR Capital Management, LLC (“AQR") as a sub-advisor to the Fund along with the current sub-advisors, Gotham Asset Management, LLC (“Gotham”), Sirios Capital Management, L.P. ("Sirios"), and Three Bridges Capital, LP ("Three Bridges"). On March 15, 2017, AQR signed an agreement to manage a portion of the Fund's assets.
NEW SUB-ADVISORY AGREEMENT
The terms of the sub-advisory agreement with AQR (the "Sub-Advisory Agreement") are the same in all material respects as the current sub-advisory agreements with Gotham, Sirios, and Three Bridges, other than the fees to be paid. The following is a brief summary of the material terms of the Sub-Advisory Agreement. This summary is qualified in its entirety by reference to the text of the Sub-Advisory Agreement attached.
Like the current sub-advisory agreement with Gotham, Sirios, and Three Bridges, the new Sub-Advisory Agreement provides that AQR will, among other things,

(1)
provide investment advisory services to the Fund including providing investment advice and recommendations with respect to the Fund’s investments consistent with the Fund’s investment objectives, investment policies and restrictions;

(2)	arrange for the purchase and sale of the Fund’s portfolio securities;

(3)	provide, at its expense, all necessary investment and management facilities, including expenses for clerical and bookkeeping services;

(4)
advise and assist the officers of PFI in taking such steps as are necessary or appropriate to carry out the decisions of PFI’s Board of Directors regarding the general conduct of the investment business of the Fund; and

(5)	provide periodic reports regarding the investment service provided to the Fund.
Under the Sub-Advisory Agreement, the Advisor pays AQR a fee at an annual rate that is accrued daily and payable monthly based on the net asset value of the portion of the Fund’s assets it manages.

NEW SUB-ADVISOR
AQR Capital Management, LLC
AQR Capital Management, LLC ("AQR") is a Delaware limited liability company with its principal place of business at Two Greenwich Plaza, 4th Floor, Greenwich CT, 06830.
Ownership of AQR: AQR Capital Management, LLC (“AQR”) is a wholly-owned subsidiary of AQR Capital Management Holdings, LLC (“AQR Holdings”), Two Greenwich Plaza, Greenwich CT, 06830, which has no activities other than holding the interests of AQR. Clifford S. Asness, Ph.D., M.B.A., may be deemed to control AQR through his voting control of the Board of Members of AQR Holdings.
Management of AQR: Set forth below is the names, principal occupations, and addresses of the principal executive officers of AQR.

Name	Address	Management Responsibility
Clifford S. Asness	Two Greenwich Plaza, Greenwich CT, 06830	Managing and Founding Principal
David G. Kabiller	Two Greenwich Plaza, Greenwich CT, 06830	Founding Principal
John M. Liew	Two Greenwich Plaza, Greenwich CT, 06830	Founding Principal
Bradley D. Asness	Two Greenwich Plaza, Greenwich CT, 06830	Principal, Chief Legal Officer
John B. Howard	Two Greenwich Plaza, Greenwich CT, 06830	Principal, Chief Operating Officer, Chief Financial Officer
H.J. Willcox	Two Greenwich Plaza, Greenwich CT, 06830	Principal, Chief Compliance Officer
Michele L. Aghassi	Two Greenwich Plaza, Greenwich CT, 06830	Principal
Gregor M. Andrade	Two Greenwich Plaza, Greenwich CT, 06830	Principal
William Cashel	Two Greenwich Plaza, Greenwich CT, 06830	Principal
Jeff Dunn	Two Greenwich Plaza, Greenwich CT, 06830	Principal
Andrea Frazzini	Two Greenwich Plaza, Greenwich CT, 06830	Principal
Jacques A. Friedman	Two Greenwich Plaza, Greenwich CT, 06830	Principal
Jeremy M. Getson	Two Greenwich Plaza, Greenwich CT, 06830	Principal
Marco Hanig	Two Greenwich Plaza, Greenwich CT, 06830	Principal
Brian K. Hurst	Two Greenwich Plaza, Greenwich CT, 06830	Principal
Antti Ilmanen	Two Greenwich Plaza, Greenwich CT, 06830	Principal
Ronen Israel	Two Greenwich Plaza, Greenwich CT, 06830	Principal
Michael A. Katz	Two Greenwich Plaza, Greenwich CT, 06830	Principal
Hoon Kim	Two Greenwich Plaza, Greenwich CT, 06830	Principal
Oktay Kurbanov	Two Greenwich Plaza, Greenwich CT, 06830	Principal
Ari Levine	Two Greenwich Plaza, Greenwich CT, 06830	Principal
Stephen J. Mellas	Two Greenwich Plaza, Greenwich CT, 06830	Principal
Michael A. Mendelson	Two Greenwich Plaza, Greenwich CT, 06830	Principal
Tobias Moskowitz	Two Greenwich Plaza, Greenwich CT, 06830	Principal
Lars N. Nielsen	Two Greenwich Plaza, Greenwich CT, 06830	Principal
Yao Hua Ooi	Two Greenwich Plaza, Greenwich CT, 06830	Principal
Christopher Palazzolo	Two Greenwich Plaza, Greenwich CT, 06830	Principal
Neal Pawar	Two Greenwich Plaza, Greenwich CT, 06830	Principal
Lasse H. Pedersen	Two Greenwich Plaza, Greenwich CT, 06830	Principal
Scott Richardson	Two Greenwich Plaza, Greenwich CT, 06830	Principal

Similar Investment Companies Advised by AQR. AQR currently acts as investment advisor to the following registered investment companies having similar investment objectives and policies as those of the Fund:

	Account	Size*	Management Fee**
	AQR Funds - AQR Long-Short Equity Fund	$2.5 billion	1.10%***
Pacific Funds Series Trust - PF Equity Long/Short Fund†
Pacific Select Fund - Equity Long/Short Portfolio†

*	Approximate fund size as of December 31, 2016.
**	Annual fee rate based on net assets of the fund.
***
As Investment Adviser to the AQR Long-Short Equity Fund, AQR provides additional services to the Fund that it does not provide to those Funds for which it serves in a sub-advisory capacity only. In addition, AQR has contractually agreed to waive its management fee and/or reimburse expenses of the Fund to the extent necessary to maintain the total annual fund operating expense (excluding interest, taxes, dividends on short sales, borrowing costs, acquired fund fees and expenses, interest expense relating to short sales and extraordinary expenses) at no more than the following rates at least through April 30, 2018: Class I - 1.30%, Class N - 1.55%, Class R6 - 1.20%.

†	AQR is under a duty of confidentiality with respect to this relationship and may not disclose the information requested herein.
Payments to Affiliates. For the fiscal year ended August 31, 2016, the Fund paid PGI management fees of approximately $1,494,000. No Distributor Rule 12b-1 distribution fees were paid. For the fiscal year ended August 31, 2016, a total of $35,073 in brokerage commissions paid by the Fund (representing 12.13% of total Fund commissions) were paid to brokers affiliated with PGI or sub-advisors of PFI.

BOARD EVALUATION OF NEW SUB-ADVISORY AGREEMENT
At its March 14, 2017 meeting, the Board considered whether to approve the Sub-Advisory Agreement between the Advisor and Sub-Advisor with respect to a portion of the Fund.
The Board considered the nature, quality and extent of the services expected to be provided under the Sub-Advisory Agreement. The Board considered the reputation, qualifications and background of the Sub-Advisor, the investment approach of the Sub-Advisor, the experience and skills of the Sub-Advisor’s investment personnel who would be responsible for the day-to-day management of the Fund, and the resources made available to such personnel. In addition, the Board considered the Advisor’s program for recommending, monitoring and replacing sub-advisors and that the Advisor recommended the Sub-Advisor based upon that program.
The Board reviewed the back-tested one-year, three-year and five-year performance returns as of December 31, 2016 (gross and net of proposed fees) of the Sub-Advisor in the proposed investment strategy for the systematic global investment sleeve of the Fund (which included historical performance returns of the Sub-Advisor in a composite with the proposed investment strategy for the equity long/short investment sleeve of the Fund for the period August 1, 2013 through December 31, 2016) as compared to the historical performance returns of a relevant benchmark index and a relevant Morningstar category, as well as the standard deviations and Sharpe ratios of the back-tested three-year and five-year performance returns as of December 31, 2016 (gross and net of proposed fees) of the Sub-Advisor in the strategy as compared to the standard deviations and Sharpe ratios of the historical performance returns of the relevant benchmark index and the relevant Morningstar category. The Board concluded, based upon the information provided, that the Sub-Advisor is qualified.
The Board considered the proposed sub-advisory fee, noting that the Advisor compensates sub-advisors from its own management fee so that shareholders pay only the management fee. The Board considered whether there are economies of scale with respect to the sub-advisory services to be provided to the Fund under the Sub-Advisory Agreement. The Board concluded that, although the proposed sub-advisory fee schedule does not include breakpoints, the Sub-Advisor’s fee schedule is appropriate at currently anticipated asset levels. The Board considered the Advisor’s statement that it found the proposed sub-advisory fee schedule to be competitive. On the basis of the information provided, the Board concluded that the proposed sub-advisory fee was reasonable.
The Board also considered the character and amount of other incidental benefits to be received by the Sub-Advisor. The Board noted that the Sub-Advisor did not intend to use soft dollars. The Board concluded that, on the basis of the information provided, the proposed sub-advisory fee was reasonable.
Based upon all of the information considered and the conclusions reached, the Board determined that the terms of the Sub-Advisory Agreement are fair and reasonable and that approval of the Sub-Advisory Agreement is in the best interests of the Fund.

FUND OWNERSHIP
As of the close of business May 4, 2017, the officers and directors of the Fund as a group beneficially owned less than one percent of the outstanding shares of the Fund. The following table sets forth information regarding the beneficial ownership of shares of the Fund as of May 4, 2017, by all shareholders known to the Fund to be beneficial owners of more than 5% of the outstanding shares.

Name and Address	Share Class	Percentage of Ownership
PRINCIPAL LIFE INSURANCE CO CUST	A	37.00%
IRA OF BURT A WISE
8597 MAGNOLIA BAY LN
MIRAMAR BEACH FL 32550-7884

DENNIS LANIER TOD	A	33.80%
SUBJECT TO STA TOD RULES
PO BOX 1700
COLUMBIA SC 29202-1700

PRINCIPAL LIFE INSURANCE CO CUST	A	7.20%
IRA OF MICHAEL J LANGLAIS
24404 ICELAND PATH
LAKEVILLE MN 55044-7802

JESSICA S BUSH AND	A	5.88%
WARREN SCOTT BUSH TEN COM
2800 BERKSHIRE DR
NORWALK IA 50211-9671

PRINCIPAL LIFE INSURANCE CO CUST	A	5.83%
IRA HUYNH NGO TRAN
1410 KINGS WOOD RD
SAINT PAUL MN 55122-1861

PRINCIPAL GLOBAL INVESTORS LLC	I	52.90%
ATTN JOEL BENNETT 801-9A08
801 GRAND AVE
DES MOINES IA 50309-8000

PERSHING LLC	I	35.24%
1 PERSHING PLZ
JERSEY CITY NJ 07399-0001

PRINCIPAL GLOBAL INVESTORS LLC	I	11.84%
PRINCIPAL FINANCIAL GROUP
ATTN: SUBSIDIARY ACCOUNT N002-E020
711 HIGH ST
DES MOINES IA 50392-9992

PRINCIPAL GLOBAL INVESTORS LLC	P	100.00%
PRINCIPAL FINANCIAL GROUP
ATTN: SUBSIDIARY ACCOUNT N002-E020
711 HIGH ST
DES MOINES IA 50392-9992

Name and Address	Share Class	Percentage of Ownership
THE PRINCIPAL TRUST FOR POST-RETIREMENT	R6	32.97%
FOR MEDICAL BENEFITS FOR EMPLOYEES 61021
ATTN STEPHANIE WATTS S-001-S60
PRINCIPAL FINANCIAL GROUP
DES MOINES IA 50392-0001

SAM CONS GROWTH PORTFOLIO PIF	R6	26.44%
ATTN MUTUAL FUND ACCOUNTING H221
711 HIGH ST
DES MOINES IA 50392-0001

SAM STRATEGIC GROWTH PORTFOLIO PIF	R6	14.10%
ATTN MUTUAL FUND ACCOUNTING H221
711 HIGH ST
DES MOINES IA 50392-0001

THE PRINCIPAL TRUST FOR POST-RETIREMENT	R6	7.10%
MED BENE FR INDV FIELD 61022
ATTN STEPHANIE WATTS S-001-S60
PRINCIPAL FINANCIAL GROUP
DES MOINES IA 50392-0001

MAC & CO A/C 298116	R6	6.64%
ATTN MUTUAL FUND OPERATIONS
500 GRANT STREET ROOM 151-1010
PITTSBURGH PA 15219-2502

PRINCIPAL FUNDS, INC.
SUB‑ADVISORY AGREEMENT

AGREEMENT executed as of March 15, 2017, by and between PRINCIPAL MANAGEMENT CORPORATION (hereinafter called the “Manager”), and AQR CAPITAL MANAGEMENT, LLC, a Delaware Limited Liability Company (hereinafter called the “Sub‑Advisor”).

W I T N E S S E T H:

WHEREAS, the Manager is the manager and investment adviser to each Series of Principal Funds, Inc. (the “Fund”), an open‑end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and
WHEREAS, the Manager desires to retain the Sub‑Advisor to furnish it with portfolio selection and related research and statistical services in connection with the investment advisory services for all or a portion of the assets of each Series of the Fund identified in Appendix A hereto, as may be amended from time to time (hereinafter called “Series”), which the Manager has agreed to provide to the Fund, and the Sub‑Advisor desires to furnish such services; and
WHEREAS, The Manager has furnished the Sub‑Advisor with copies properly certified or authenticated of each of the following and will promptly provide the Sub‑Advisor with copies properly certified or authenticated of any amendment or supplement thereto:

(a)	Management Agreement (the “Management Agreement”) with the Fund

(b)	The Fund’s registration statement and financial statements as filed with the Securities and Exchange Commission (the “SEC”);

(c)	The Fund’s Articles of Incorporation and By‑laws

(d)	Policies, procedures or instructions adopted or approved by the Board of Directors of the Fund relating to obligations and services to be provided by the Sub-Advisor.
NOW, THEREFORE, in consideration of the premises and the terms and conditions hereinafter set forth, the parties agree as follows:
1.    Appointment of Sub-Advisor
In accordance with and subject to the Management Agreement, the Manager hereby appoints the Sub‑Advisor to perform the services described in Section 2 below for investment and reinvestment of such portion of the assets of each Series as may be allocated to the Sub‑Advisor by the Manager, from time to time (the “Allocated Assets”), subject to the control and direction of the Manager and the Fund’s Board of Directors, for the period and on the terms hereinafter set forth. The Sub‑Advisor accepts such appointment and agrees to furnish the services hereinafter set forth for the compensation herein provided. The Sub‑Advisor shall for all purposes herein be deemed to be an independent contractor and shall, except as expressly provided or authorized, have no authority to act for or represent the Fund or the Manager in any way or otherwise be deemed an agent of the Fund or the Manager.

2.    Obligations of and Services to be Provided by the Sub-Advisor
The Sub-Advisor is authorized to and will:

(a)	Provide investment advisory services, including but not limited to research, advice and supervision for the Allocated Assets of each Series.

(b)
Furnish to the Board of Directors of the Fund for approval (or any appropriate committee of such Board), and revise from time to time as conditions require, a recommended investment program for each Series consistent with each Series’ respective investment objective(s) and policies as disclosed in the Series’ then current registration statement and any additional investment guidelines formally agreed to between the Sub-Advisor and Manager.

(c)
Implement the approved investment program for the Allocated Assets by placing orders for the purchase and sale of securities and/or instruments without prior consultation with the Manager and without regard to the length of time the securities and/or instruments have been held, the resulting rate of portfolio turnover or any tax considerations, subject always to the provisions of the Series’ then current registration statement, Articles of Incorporation and Bylaws and the requirements of the 1940 Act, as each of the same shall be from time to time in effect.

(d)
Advise and assist the officers of the Fund, as reasonably requested by the officers, in taking such steps as are necessary or appropriate to carry out the decisions of its Board of Directors, and any appropriate committees of such Board, regarding the general conduct of the investment business of each Series.

(e)
Maintain, in connection with the Sub-Advisor’s investment advisory services provided to the Allocated Assets pursuant to this Agreement, compliance with the 1940 Act and the regulations adopted by the SEC thereunder and the Series’ investment strategies and restrictions as stated in the Series’ then current registration statement and any additional investment guidelines formally agreed to between the Sub-Advisor and Manager.

(f)
Report to the Board of Directors of the Fund at such times and in such detail as the Board of Directors may reasonably request and deem appropriate in order to enable it to determine that the investment policies, procedures and approved investment program of each Series as disclosed in the Series’ then current registration statement (and any additional investment guidelines formally agreed to between the Sub-Advisor and Manager) are being observed.

(g)
Upon request, provide reasonable assistance to the Manager for the Manager’s determination of the fair value of certain securities when reliable market quotations are not readily available for purposes of calculating net asset value in accordance with procedures and methods established by the Fund’s Board of Directors.

(h)
Furnish, at its own expense, (i) all necessary investment and management facilities, including salaries of clerical and other personnel required for it to execute its duties faithfully, and (ii) administrative facilities, including bookkeeping, clerical personnel and equipment necessary for the efficient conduct of its responsibilities under this Agreement.

(i)
Execute and enter into brokerage contracts, futures account agreements, derivatives agreements, risk disclosure and other agreements on behalf of the Series with brokers, dealers, futures commission merchants, banks or other agents or counterparties (each, a “broker-dealer”) and perform such functions as it considers reasonable, necessary or convenient in order to carry out the purposes of this Agreement. The Series understands it will be bound by the terms of agreements executed by the Sub-Advisor on the Series’ behalf to the same extent as if the Series had executed such agreement directly. Under most such agreements, subject to applicable rules, regulations, orders and rulings (including Securities and Exchange Commission “No-Action” Letters),  a broker-dealer is generally granted a lien on, and a right to set off against, any of the Series’ assets managed by the Sub-Advisor held at an exchange or at the custodian of the Series, in order to satisfy any indebtedness arising out of the trading activity, and the broker-dealer has the right to liquidate such account in the event of a default. The Series will remain liable for any amounts owed to broker-dealer including any debit balances, losses or other amounts due as a result of the Sub-Advisor’s trading on the Series’ behalf, including commissions. Notwithstanding anything to the contrary in this Agreement, except as otherwise specified by notice from the Series to the Sub-Advisor, the Sub-Advisor may establish accounts in the name of the Series and place orders for the execution of transactions in accordance with the investment guidelines hereunder with or through any broker-dealer that the Sub-Advisor may select in its own discretion and without notice to the Series. Such broker-dealers are authorized to act on instructions from the Sub-Advisor, including, but not limited to instructions with respect to transferring money, securities or other property between accounts held by such broker-dealer or elsewhere on behalf of the Series and to instruct the receipt or delivery of securities or property on behalf of the Series. Broker-dealers may rely on instructions from the Sub-Advisor until they have received written notice of Series’ revocation, provided, however, that such revocation shall not be effective with respect to open positions or outstanding orders submitted by the Sub-Advisor but not yet executed.

(j)
Open accounts with Foreign Account Tax Compliance Act compliant broker-dealers and futures commission merchants (“broker-dealers”), select broker-dealers to effect all transactions for each Series, place all necessary orders with broker‑dealers or issuers (including affiliated broker-dealers), and negotiate commissions, if applicable. To the extent consistent with applicable law, purchase or sell orders for each Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Advisor. In such event allocation of securities and/or instruments so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub‑Advisor in the manner the Sub-Advisor considers to be the most equitable and consistent with its fiduciary obligations to the Series and to other clients. The Manager recognizes that, in some cases, this procedure may limit the size of the position that may be acquired or sold for the Series. The Sub-Advisor will report on such allocations at the reasonable request of the Manager, the Fund or the Fund’s Board of Directors. The Sub-Advisor shall use its best efforts to obtain execution of transactions for each Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Advisor may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Sub-Advisor. To the extent consistent with applicable law, the Sub-Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Advisor determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research products and/or services, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Advisor and its affiliates have with respect to each Series as well as to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Advisor in managing the Allocated Assets. In addition, joint repurchase or other accounts may not be utilized by the Series except to the extent permitted under any exemptive order obtained by the Sub-Advisor provided that all conditions of such order are complied with.

(k)
Maintain all accounts, books and records with respect to the Allocated Assets as are required of an investment advisor of a registered investment company pursuant to the 1940 Act and Investment Advisers Act of 1940, as amended (the “Advisers Act”), and the rules thereunder, and furnish the Fund and the Manager with such periodic and special reports as the Fund or the Manager may reasonably request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Advisor hereby agrees that all records that it maintains for each Series are the property of the Fund, agrees to preserve for the periods described by Rule 31a-2 under the 1940 Act any records that it maintains for the Series and that are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees to surrender as soon as reasonably practicable to the Fund any records that it maintains for a Series upon request by the Fund or the Manager. The Sub-Advisor has no responsibility for the maintenance of Fund records except insofar as is directly related to the services the Sub-Advisor provides to a Series.

(l)
Observe and comply with Rule 17j-1 under the 1940 Act and the Sub-Advisor’s Code of Ethics adopted pursuant to that Rule as the same may be amended from time to time. The Manager acknowledges receipt of a copy of the Sub-Advisor’s current Code of Ethics. The Sub-Advisor shall forward to the Manager a copy of any material amendment to the Sub-Advisor’s Code of Ethics in connection with its response to the Quarterly Compliance Questionnaires provided by Manager.

(m)
From time to time as the Manager or the Fund may request, furnish the requesting party reports on portfolio transactions and reports on investments held by a Series, all in such detail as the Manager or the Fund may reasonably request. The Sub-Advisor will make available its officers and employees typically no more than once per year to meet with the Fund’s Board of Directors at the Fund’s principal place of business on due notice to review the investments of a Series.

(n)
Provide such information as is reasonably requested by the Manager, for the Fund or the Manager to comply with their respective obligations under applicable laws, including, without limitation, the Internal Revenue Code of 1986, as amended (the “Code”), the 1940 Act, the Advisers Act, the Securities Act of 1933, as amended (the “Securities Act”), and any state securities laws, and any rule or regulation thereunder. Such information includes, but is not limited to: the Sub-Advisor’s compliance manual and policies and procedures adopted to comply with Rule 206(4)-7 of the Advisers Act; the Sub-Advisor’s most recent annual compliance report or a detailed summary of such report; timely and complete responses to all Quarterly Compliance Questionnaires provided by Manager (including the identification of any material compliance matters and a copy of any material changes to the Sub-Advisor’s Rule 206(4)-7 compliance policies and procedures, marked to show changes along with a written summary of the purpose of each such change); Annual Proxy Voting Questionnaires provided by Manager; Annual Best Execution and Soft Dollar Questionnaires provided by Manager, and responses to all other reasonable requests from the Manager. Upon request, the Sub-Advisor agrees to make available for the Manager’s review portions of any deficiency letters issued by the SEC solely with respect to those matters in such letters that in the Sub-Advisor’s reasonable judgment will materially impair its ability to perform the services hereunder, together with all responses given by Sub-Advisor to such portions of these letters. The Sub-Advisor will advise the Manager of any material changes in the Sub-Advisor’s ownership within a reasonable time after any such change.

(o)
Vote proxies received on behalf of the Allocated Assets in a manner consistent with the Sub-Advisor’s proxy voting policies and procedures and upon request provide to the Manager a record of votes cast containing all of the voting information required by Form N-PX in an electronic format to enable the Series to file Form N-PX as required by SEC rule.

(p)	Respond to tender offers, rights offerings and other voluntary corporate action requests affecting securities held by the Allocated Assets.

(q)
Cooperate with the Manager in its performance of quarterly and annual tax compliance tests to monitor the Series’ compliance with Subchapter M of the Code and Section 817(h) of the Code (“Tax Regulations”). If it is determined by the Manager or its tax advisors that the Series is not in compliance with the Tax Regulations, the Sub-Advisor, in consultation with the Manager and its tax advisors, will take reasonable action to bring the Series back into compliance with the time permitted under the Code, it being understood that no action may be required on the part of the Sub-Advisor if the Allocated Assets are in compliance with the Tax Regulations.

(r)
Notwithstanding the foregoing or anything else contained in this Agreement, Sub-Advisor shall not be required to comply with any policy, guideline, procedure, investment limitation (whether contained in the Series’ registration statement or additional investment guidelines formally agreed to between the Sub-Advisor and Manager) or instruction of the Series or Manager nor any amendment to, nor any new policy, guideline, procedure, investment limitation (whether contained in the Series’ registration statement or additional investment guidelines formally agreed to between the Sub-Advisor and Manager) of the Series or Manager, unless Sub-Advisor is notified in writing and is given a reasonable amount of time to implement such instruction and such instructions do not cause Sub-Advisor to breach any legal, tax or regulatory requirement applicable to Sub-Advisor or the Series.

(s)
The Sub-Advisor makes no representation or warranty, express or implied, that any level of performance or investment results will be achieved by the Series or Allocated Assets or that the Series or Allocated Assets will perform comparably with any standard or index, including other clients of the Sub-Advisor, whether public or private.

3.    Prohibited Conduct
In providing the services described in this agreement, the Sub-Advisor will not consult with any other investment advisory firm that provides investment advisory services to any investment company sponsored by Principal Life Insurance Company regarding transactions for the Series in securities or other assets.

4.    Compensation
As full compensation for all services rendered and obligations assumed by the Sub‑Advisor hereunder with respect to the Allocated Assets, the Manager shall pay the compensation specified in Appendix A to this Agreement.

5.    Liability of Sub‑Advisor
Neither the Sub‑Advisor nor any of its directors, officers, employees, agents or affiliates shall be liable to the Manager, the Fund, the Series or its shareholders for any loss suffered by the Manager, the Fund or the Series resulting from any error of judgment made in the good faith exercise of the Sub‑Advisor’s responsibilities under this Agreement or as a result of the failure by the Manager or any of its affiliates to comply with the terms of this Agreement, except for losses resulting from willful misfeasance, bad faith or gross negligence of, or from reckless disregard of, the duties of the Sub‑Advisor or any of its directors, officers, employees, agents, or affiliates. For the avoidance of doubt, any broker, dealer, counterparty or other entity through which Series trades are executed shall not be considered the agent or delegate of the Sub-Advisor.

6.    Trade Errors
The Sub-Advisor will notify the Manager of any Trade Error(s) (as defined below) resulting in discernable net realized losses to the Series, regardless of materiality, as soon as reasonably practicable upon the discovery such Trade Error(s) by the Sub-Advisor. Notwithstanding Section 5, the Sub-Advisor shall be liable for any discernable net realized loss suffered by the Series resulting from Trade Errors due to negligence, misfeasance, or disregard of duties of the Sub Advisor or any of its directors, officers, employees, agents (excluding any broker-dealer selected by the Sub-Advisor), or affiliates. For purposes under this Section 6, “Trade Errors” are defined as errors due to (i) erroneous orders by the Sub-Advisor for the Series that result in the purchase or sale of securities that were not intended to be purchased or sold; (ii) erroneous orders by the Sub-Advisor that result in the over-execution of securities for the Series; or (iii) purchases or sales of financial instruments by the Sub-Advisor that violate the investment limitations or restrictions disclosed in the Series’ then current registration statement and/or imposed by applicable law or regulation (such limitations or restrictions calculated on the Allocated Assets), unless otherwise agreed to in writing. For the avoidance of doubt, reimbursements under this section will be solely for discernable and direct net realized losses incurred by the Series and not for any indirect or consequential losses resulting from a Trade Error (i.e., there will be no reimbursements by the Sub-Advisor for “opportunity costs” to the Series). In addition, reimbursements under this section will be paid without interest or adjustment for foreign currency movements from the date of the reimbursable incident.

7.    Supplemental Arrangements
The Sub‑Advisor may enter into arrangements with other persons affiliated with the Sub‑Advisor or with unaffiliated third parties to better enable the Sub-Advisor to fulfill its obligations under this Agreement for the provision of certain personnel and facilities to the Sub‑Advisor, subject to written notification to and approval of the Manager where such arrangements are material to the Sub-Advisor’s responsibilities hereunder and, where required by applicable law, the Board of Directors of the Fund; provided, however, that entry into any such arrangements shall not relieve the Sub-Advisor of any of its obligations under this Agreement.

8.    Regulation
The Sub‑Advisor shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement and will furnish any Series’ information, reports or other material solely in Sub-Advisor’s possession which any such body may request or require pursuant to applicable laws and regulations.

9.    Duration and Termination of This Agreement
No amendment of this Agreement (including Appendices A and B hereto) shall be effective unless in writing and signed by both parties. This Agreement shall become effective with respect to a Series as of the corresponding date set forth on Appendix B to this Agreement, as may be amended from time to time, and, unless otherwise terminated with respect to such Series, shall continue in effect thereafter for the initial term set forth on Appendix B to this Agreement, and thereafter from year to year, provided that in each case the continuance is specifically approved within the period required by the 1940 Act either by the Board of Directors of the Fund or by a vote of a majority of the outstanding voting securities of the Series and in either event by a vote of a majority of the Board of Directors of the Fund who are not interested persons of the Manager, Principal Financial Group, the Sub-Advisor or the Fund cast in person at a meeting called for the purpose of voting on such approval.

If the shareholders of a Series fail to approve the Agreement or any continuance of the Agreement in accordance with the requirements of the 1940 Act, the Sub‑Advisor will continue to act as Sub‑Advisor with respect to the Allocated Assets of such Series pending the required approval of the Agreement or its continuance or of any contract with the Sub‑Advisor or a different manager or sub‑advisor or other definitive action; provided, that the compensation received by the Sub‑Advisor in respect to the Allocated Assets of such Series during such period is in compliance with Rule 15a‑4 under the 1940 Act.

This Agreement may be terminated with respect to a Series at any time without the payment of any penalty by the Board of Directors of the Fund or by the Sub‑Advisor, the Manager or by vote of a majority of the outstanding voting securities of the Series on sixty days’ written notice. This Agreement shall automatically terminate in the event of its assignment. In interpreting the provisions of this Section 8, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of “interested person,” “assignment,” “voting security” and “majority of the outstanding voting securities”) shall be applied.

Upon termination of this Agreement for any reason, the Manager shall within 30 days take all necessary action to cause the Fund’s Registration Statement and any other relevant documentation to be amended to reflect that the Sub-Advisor no longer serves as sub-advisor to the Series.

10.    Amendment of this Agreement
If required by the 1940 Act or the rules, regulations, interpretations or orders issued thereunder, no material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the outstanding voting securities of the Series (as defined in the 1940 Act) and by vote of a majority of the Board of Directors of the Fund who are not interested persons (as defined in the 1940 Act) of the Manager, the Sub‑Advisor, Principal Financial Group or the Fund cast in person at a meeting called for the purpose of voting on such approval.

11.    Additional Series
In the event the Manager wishes to appoint the Sub-Advisor to perform the services described in this Agreement with respect to one or more additional Series of the Fund after the effective date of this Agreement, such Series will become a Series under this Agreement upon approval of this Agreement in the manner required by the 1940 Act and the amendment of Appendices A and B hereto.

12.    General Provisions

(a)
Each party agrees to perform such further acts and execute such further documents as are reasonably necessary to effectuate the purposes hereof. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Iowa. The captions in this Agreement are included for convenience only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

(b)
Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage pre‑paid to the other party at such address as such other party may designate for the receipt of such notices. Until further notice to the other party, it is agreed that the address of the Manager for this purpose shall be Principal Financial Group, Des Moines, Iowa 50392‑0200. The address of the Sub-Advisor for this purpose shall be AQR Capital Management, LLC, Two Greenwich Plaza, Greenwich, CT 06830, attn: Nicole DonVito.

(c)	The Sub‑Advisor will as soon as reasonably practicable notify the Manager in writing of the occurrence of any of the following events:

1.	the Sub‑Advisor fails to be registered as an investment adviser under the Advisers Act.

2.
the Sub‑Advisor is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, involving the affairs of a Series.

3.
the Sub-Advisor becomes aware of any pending or threatened action, suit, proceeding, inquiry or investigation that is likely to result in the Sub-Advisor becoming ineligible to serve as an investment adviser of a registered investment company under the 1940 Act.

4.
the Sub-Advisor becomes aware of a transaction or series of transactions that is likely to result in a change in the management or control of the Sub-Advisor or a controlling person thereof or otherwise in the assignment (as defined in the 1940 Act) of this Agreement by the Sub-Advisor.

(d)
The Manager shall provide (or cause the Series custodian to provide) timely information to the Sub-Advisor regarding such matters as the composition of the assets of a Series, cash requirements and cash available for investment in a Series, and all other reasonable information as may be necessary for the Sub-Advisor to perform its duties and responsibilities hereunder. In addition, the Manager hereby agrees to as soon as reasonably practicable provide Sub-Advisor with all guidelines, policies and procedures of the Series or Manager (including the Series’ then current registration statement) and other materials applicable to the Sub-Advisor’s duties and responsibilities hereunder, including any supplements or amendments thereto, prior to the implementation thereof.

(e)
The Sub-Advisor represents that it will not enter into any agreement, oral or written, or other understanding under which the Series directs or is expected to direct portfolio securities transactions, or any remuneration, to a broker or dealer in consideration for the promotion or sale of Series shares or shares issued by any other registered investment company. The Sub-Advisor further represents that it is contrary to the Sub-Advisor’s policies to permit those who select brokers or dealers for execution of Series portfolio securities transactions to take into account the broker’s or dealer’s promotion or sale of Series shares or shares issued by any other registered investment company.

(f)
The Sub-Advisor acknowledges that the Series is relying on the exclusion from the definition of “commodity pool operator” under Section 4.5 of the General Regulations under the Commodity Exchange Act (“Rule 4.5”). The Sub-Advisor will not exceed the de minimis trading limits set forth in Rule 4.5(c)(2) unless otherwise agreed to in writing.

(g)    The Manager hereby acknowledges that:

I.
the Sub-Advisor intends to treat the Series as an “exempt account” under Commodity Futures Trading Commission (“CFTC”) Regulation 4.7(c) under the Commodity Exchange Act (“CEA”) and needs to verify certain information in order for Sub-Advisor to claim relief from the disclosure and certain recordkeeping provisions of the CEA. Accordingly, Manager hereby represents that the Series is a “qualified eligible person” under CFTC Regulation 4.7 (“Qualified Eligible Person”). Manager agrees to furnish Sub-Advisor with such financial information as it may request to confirm the Series’ status (or continuing status) as a Qualified Eligible Person and to inform Sub-Advisor promptly if a Series loses its status as a Qualified Eligible Person.

II.	it consents to the Series being treated as an “exempt account” within the meaning of CFTC Regulation 4.7(c).

III.
(a) it is registered as required with the CFTC as a commodity pool operator, commodity trading advisor, futures commission merchant, introducing broker, retail foreign exchange dealer, swap dealer and/or major swap participant (and is a member of NFA), (b) it is excluded or exempt from such registration requirements and has made all required filings relating thereto, or (c) it is not required to be registered in any capacity with the CFTC or to be a member of NFA because it does not engage in any activity that comes within the definition of any of the registration categories in clause (a) of this section.

IV.
it will provide Sub-Advisor reasonable advance notification (in no event less than 30 days) of any decision to (a) register and operate as a commodity pool operator on behalf of the Series, if the Manager had previously claimed an exclusion or exemption from registration as a commodity pool operator on behalf of the Series, or (b) operate the Series under an exclusion or exemption from registration with the CFTC, if the Manager had registered as a commodity pool operator on behalf of the Series.

(h)
The Sub-Advisor represents that, with respect to this Agreement, it is a commodity trading advisor duly registered with the CFTC and is a member in good standing of the NFA or is relying on an exemption from registration as a commodity trading advisor. As applicable, the Sub-Advisor shall maintain such registration and membership in good standing (if required by applicable law) or rely on an exemption from registration as a commodity trading advisor during the term of this Agreement. Further, the Sub-Advisor agrees to notify the Manager in writing within a commercially reasonable time upon learning that any of the representations and warranties set forth above are no longer true.

(i)
The Sub-Advisor agrees that neither it nor any of its affiliates will in any way refer to its relationship with the Fund, the Series, or the Manager or any of their respective affiliates in offering, marketing or other promotional materials without the express written consent of the Manager

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS ACCOUNT DOCUMENT.

IN WITNESS WHEREOF, the parties have duly executed this Agreement on the date first above written.

PRINCIPAL MANAGEMENT CORPORATION

By /s/ Greg Reymann
Name: Greg Reymann
Title: Assistant General Counsel

By /s/ Adam Shaikh
Name: Adam Shaikh
Title: Counsel

AQR CAPITAL MANAGEMENT, LLC

By /s/ Boris Liberman
Name: Boris Liberman
Title: Senior Counsel & Head of Trading Documentation

APPENDIX A

[INTENTIONALLY OMITTED]

APPENDIX B

Effective Date and Initial Term of Sub-Advisory Agreement for each Series
Series	Effective Date	Initial Term
Multi-Manager Equity Long/Short Fund	March 15, 2017	Two Years